Exhibit 99.2

Theravance Announces Closing of $172.5 Million Public

Offering of Convertible Subordinated Notes

SOUTH SAN FRANCISCO, CA/January 23, 2008 – Theravance, Inc. (NASDAQ: THRX) today announced that it closed the sale of its previously announced underwritten public offering of $172.5 million aggregate principal amount of unsecured 3% convertible subordinated notes due 2015, which includes the full exercise of the underwriters’ over-allotment option for $22.5 million aggregate principal amount of notes.

The notes are convertible into shares of the Company’s common stock at an initial conversion rate of 38.6548 shares per $1,000 principal amount of the notes, subject to adjustment in certain circumstances, which represents an initial conversion price of approximately $25.87 per share.

The Company received approximately $166.7 million from the sale of the notes after deducting the underwriting discount and estimated offering expenses.  The Company intends to use the net proceeds from the offering for general corporate purposes.

Merrill Lynch & Co. and Goldman, Sachs & Co. acted as joint book-running managers of the public offering.  This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sales of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities law of any such state or jurisdiction.

About Theravance

Theravance is a biopharmaceutical company with a pipeline of internally discovered product candidates. Theravance is focused on the discovery, development and commercialization of small molecule medicines across a number of therapeutic areas including respiratory disease, bacterial infections and gastrointestinal motility dysfunction. Of the six programs in development, four are in late stage - its telavancin program focusing on treating serious Gram-positive bacterial infections with Astellas Pharma Inc., the Horizon program with GlaxoSmithKline plc, the Gastrointestinal Motility Dysfunction program, and TD-1792, an investigational antibiotic for the treatment of serious Gram-positive bacterial infections. By leveraging its proprietary insight of multivalency toward drug discovery focused on validated targets, Theravance is pursuing a next generation strategy designed to discover superior medicines in areas of significant unmet medical need. For more information, please visit the company’s web site at www.theravance.com.

THERAVANCE®, the Theravance logo, and MEDICINES THAT MAKE A DIFFERENCE® are registered trademarks of Theravance, Inc.

Forward-Looking Statements

This press release contains certain “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans, objectives and future events. Theravance intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 21E of the Exchange Act and the Private Securities Litigation Reform Act

of 1995. Examples of such statements include statements regarding the enabling capabilities of Theravance’s approach to drug discovery and its proprietary insights and statements concerning expectations for product candidates through development and commercialization. These statements are based on the current estimates and assumptions of the management of Theravance as of the date of this press release and are subject to risks, uncertainties, changes in circumstances, assumptions and other factors that may cause the actual results of Theravance to be materially different from those reflected in its forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, among others, the potential that results of clinical or preclinical studies indicate product candidates are unsafe, ineffective, inferior or not superior, and delays or failure to achieve regulatory approvals. These and other risks are described in greater detail under the heading “Risk Factors” contained in Theravance’s prospectus filed with the Securities and Exchange Commission (SEC) pursuant to Rule 424(b)(5) of the Securities Act of 1933 on January 17, 2008 and the risks discussed in our other periodic filings with the SEC. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Theravance assumes no obligation to update its forward-looking statements.

Contact Information:

Theravance, Inc.

Allison Parker

Director, Investor Relations

650-808-4100

investor.relations@theravance.com